UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2016

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(408) 213-0940

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, the Board of Directors (the “Board”) of Aemetis, Inc. (the “Company”) voted to increase the number of directors on the Board from five to six, with the additional director designated as a Class III director. The Board also appointed Lydia I. Beebe as a Class III director to fill the new vacancy on the Board, with an initial term to continue until the Company’s 2017 Annual Meeting of Stockholders.

Ms. Beebe is currently Senior Of Counsel for Wilson Sonsini Goodrich & Rosati PC. Prior to this, Ms. Beebe served as Chief Governance Officer and Corporate Secretary of Chevron Corporation (“Chevron”) from 2007 – 2015. Ms. Beebe began her career as a Staff Attorney for Chevron in 1977. From 1981 – 1985, Ms. Beebe became a Washington D.C. representative of Chevron. Returning to California, Ms. Beebe worked her way up through the Office of Chief Tax Counsel from 1985 – 1995, becoming the Senior Managing Attorney - State and Excise Tax. In 1995, Ms. Beebe was promoted to Corporate Secretary and an Officer of Chevron, the first female corporate officer in Chevron’s 127-year history. Ms. Beebe remained Corporate Secretary until 2007, when she also became the Chief Governance Officer, holding both offices until she retired in 2015. Ms. Beebe holds a B.A. in journalism from the University of Kansas; a J.D. from the University of Kansas; as well as holds a M.B.A. from Golden Gate University. Ms. Beebe also served on the board of directors of HCC Insurance Holdings, Inc.

In connection with her service as a director and subject to the Company’s director compensation policy, Ms. Beebe is eligible to receive the Company’s standard non-employee director cash and equity compensation. Ms. Beebe will receive a pro rata portion of the $75,000 annual retainer for her service as a Board member. She will receive fees of $250 per board and committee meeting attended. Pursuant to the company’s director compensation policy, Ms. Beebe is eligible to receive an initial stock option grant of 100,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2007 Stock Plan. The grant of the foregoing stock option to Ms. Beebe is slated for the next regular Governance, Nominating and Compensation Committee meeting and is subject to the Company remaining current with its periodic filings under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

	By:	/s/ Eric A. McAfee
	Name:	Eric A. McAfee
	Title:	Chief Executive Officer
November 14, 2016		(Principal Executive Officer)